Exhibit 10.01

CONFIDENTIAL TREATMENT REQUESTED, CERTAIN PORTIONS OF THIS
DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATEMENT AND, WHERE APPLCIABLE, HAVE BEEN MARKED
WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE.  THE
CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISION

AMENDMENT NO. 2
TO
FULFILLMENT AGREEMENT and
AMENDMENT NO. 1 TO SUPPLY AGREEMENT

This Amendment No. 2 to the Fulfillment Agreement and Amendment No. 1 to the Supply Agreement (the “Amendment”) is made as of March 29, 2010 (“Amendment Effective Date”) by and between Shutterfly, Inc. (“Shutterfly”), a Delaware corporation with offices at 2800 Bridge Parkway, Redwood City, CA  94065 and FUJIFILM North America Corporation formerly know as FUJIFILM U.S.A., Inc., a New York corporation (“FUJIFILM”).

WHEREAS, the parties entered into a Fulfillment Agreement dated June 23, 2007 and entered into an Amendment No. 1 to the Fulfillment Agreement dated November 25, 2009 (collectively the “Fulfillment Agreement”) and the parties entered into a Supply Agreement dated April 20, 2007 (the “Supply Agreement”) and the parties desire to amend both the Fulfillment Agreement and the Supply Agreement.  The Fulfillment and Supply Agreement collectively will be referred to as the “Agreement” and both will be amended with this one Amendment as provided herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Amendment of Agreement.  The following amendments to the Agreement are hereby effective as of the Amendment Effective Date. Prior to the Amendment Effective Date, the terms of the original Fulfillment Agreement and the Supply Agreement shall apply.

2.	Each reference to FUJIFILM U.S.A., Inc. contained in the Agreement is changed to “FUJIFILM North America Corporation”.

3.	Section 1(a) of Amendment No. 1 to the Fulfillment Agreement shall be amended to add to the last line of such Section the following:

“except that all silver halide greeting card orders shipping to U.S. based addresses shall be fulfilled exclusively by FUJIFILM or Shutterfly.”

4.
The term of the Agreement, as set forth in Section 1.1 of the Supply Agreement and Section 11(a) of the Fulfillment Agreement, is hereby extended for a period of three (3) years after the Amendment Effective Date except that, all prices stated in this Amendment shall be effective on May 1, 2010.

The termination of either the Supply Agreement or the Fulfillment Agreement will terminate this Amendment only with respect to the terms of this Amendment applicable to the agreement that has been terminated.

5.	[*]; Corporate Transaction.

a.
[*].  It is hereby agreed between the Parties that in exchange for the exclusive purchase commitments of this Amendment and the other commitments herein [*].  If FUJFILM terminates the Agreement for cause [*] on a pro rata basis as measured over a three (3) year period, within thirty (30) days after such termination.

b.
Corporate Transaction.  Notwithstanding anything to the contrary in the Agreement, Shutterfly may terminate the Agreement without penalty upon ninety (90) days advance written notice in the event of a Corporate Transaction.  “Corporate Transaction” shall mean a merger, acquisition or other corporate transaction involving Shutterfly where such transaction is valued greater than $50,000,000, whether in terms of increased revenue of a combined entity or acquisition value.  In the event Shutterfly terminates the Agreement on account of a Corporate Transaction, Shutterfly shall within thirty (30) days of termination (1) [*] on a pro rata basis as measured evenly over a three (3) year period; and (2) pay an early termination fee in the amount of [*] (“early Termination Fee”).

[*]  Confidential treatment requested

6.	Exhibit B to the Supply Agreement shall be deleted and replaced entirely with the new Exhibit B attached (“Supply Agreement”).

7.	Section 2.1 of the Supply Agreement shall be replaced in its entirety with the following:

“Customer shall purchase [*] Paper [*] in standard sizes up to twelve (12) inches in width [*] the applicable list price [*] as listed in Exhibit B.  The Parties acknowledge that list price [*] may change from time to time [*]. offered upon execution of this Amendment.  On a special order basis, FUJIFILM will offer [*] when ordered in pallet quantities of 24 rolls.  [*]. Customer shall purchase [*] Paper.  On a special order basis, FUJIFILM will offer [*] when ordered in pallet quantities of 24 rolls. [*].

8.
Section 2.2(a) of the Supply Agreement shall delete “Hayward, CA” and replace it with “Phoenix, AZ” and Section 2.2 (b) of the Supply Agreement shall also delete “Hayward, CA” and replace it with “Phoenix, AZ or Charlotte, NC”.

9.	Exhibit B to the Fulfillment Agreement shall be deleted and replaced entirely with the new Exhibit B attached (“Fulfillment Agreement Exhibit B”).

10.	Section 1(b) of Amendment No. 1 to the Fulfillment Agreement is deleted in its entirety and replaced with the following:

“Minimum Annual Purchase Commitments.  Shutterfly shall commit to sending, at minimum, [*] of all U.S. based silver halide greeting card order volume to FUJIFILM so long as FUJIFILM attains or exceeds Shutterfly’s SLA’s for fulfillment time and quality and meets the fulfillment commitments set forth in Section 12 of this amendment.  It is estimated to be a total of [*] cards annually with an approximate purchase value of [*] in the first year of the Term.

Volume Estimates.  Except as provided in Section 3(c) of the Fulfillment Agreement, the parties understand and agree that these estimates do not constitute binding commitments of either party, and that failure to produce the estimates as set forth in this Section 3(c) shall not constitute a breach by either party of its obligations under this Agreement.  Shutterfly shall provide FUJIFILM with a non-binding, three (3) month rolling forecast of possible Orders.  Forecast updates will be provided to FUJIFILM within the first five (5) business days of each quarter.  In the event that FUJIFILM, through no fault of Shutterfly, cannot fulfill such forecasted Order volume plus an additional volume of 20% (Twenty Percent) in any given month and FUJIFILM fails to fulfill such volume requirement within thirty (30) days after receiving written notice thereof from Shutterfly, then Shutterfly shall have the right to terminate this Agreement.”

11.
Section 1(h) to Amendment No. 1 to the Fulfillment Agreement is amended to add the following to the end of this Section entitled “Delivery Cycle”:  “Shutterfly agrees to make fulfillment Orders available to FUJIFILM at the same rate which orders are received from Shutterfly customers and routed to Shutterfly manufacturing facilities.  In the event order routing delays occur, Shutterfly will make best efforts to notify FUJIFILM in advance and minimize the duration of the delay.

12.
Fulfillment Commitments.  FUJIFILM agrees to the following relative to their fulfillment operations, and where necessary, implement  processes or process changes to be affective no later than September 1, 2010:

a.
Quality Monitoring.  FUJIFILM commits to starting a project and submitting a plan to Shutterfly by April 30, 2010, to introduce and maintain a Color Quality and Consistency Management System.  The Quality Management System must be operational no later than September 1, 2010.  Results will be accessible on-line to Shutterfly.

b.
Shipping.  After September 1, 2010, shipment can be made worldwide and include PO, APO, and FPO addresses via the shipping methods set forth in Exhibit B.  As set forth in Section 1(f)(iii) of the Fulfillment Amendment, Shutterfly shall reimburse Fuji for all shipping and handling costs incurred.

c.	Shipping Confirmations. FUJIFILM will alter their shipping confirmation messages so that they are communicated to Shutterfly the same day product is picked up by a carrier.
d.
Locations.  FUJIFILM will maintain and operate at least three production facilities with one production facility capable of fulfilling all products covered in this agreement in each region of the U.S.; eastern, midwest, western. In the event FUJIFILM does not maintain a facility in each region then Shutterfly will have the right to reduce the volume estimates and allocation commitments by 33%.

[*]  Confidential treatment requested

13.
Advertising Allowance.  Beginning in April 2011 Shutterfly shall be eligible to earn a quarterly advertising allowance in the amount of eight thousand ($8,000) dollars per calendar quarter for the first three (3) quarters of each year of the remaining Term and twenty six thousand ($26,000) dollars in the fourth quarter of each year of the remaining Term, provided that it purchases eighty (80%) percent of Shutterfly’s quarterly U.S. based photo gift fulfillment requirements from FUJIFILM (“Advertising Allowance”).  The allowance shall be paid and applied in the quarter following each quarter it was earned.  For example, if Shutterfly purchases eighty (80%) percent of gift fulfillment from FUJIFILM in Q1 2011, then FUJIFILM will pay Shutterfly eight thousand ($8.000) dollars to the Advertising Allowance in Q2 2011.

14.	Survival of Terms. Except as otherwise amended in this Amendment, all provisions of the Agreement shall remain in full force and effect.

15.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

16.
Severability.  If one of more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

SHUTTERFLY, INC.		FUJIFILM North America Corporation
Signature:	/s/Mark J. Rubash	Signature:	/s/ Mark Yamamoto
Name (Print):	Mark J. Rubash	Name (Print):	Mark Yamamoto
Title:	SVP, CFO	Title:	Division President
Date:	3/29/10	Date:	3/31/10

FULFILLMENT AGREEMENT EXHIBIT B
Pricing

Service	Shutterfly Net
4” x 8” (approximate) photocard	$[*]1
5” x 7” print, and 4up wallet (approximate)	$[*]
4” x 6” (approximate)	$[*]4
5” x 7” (approximate) photo card	$[*]4
8” x 10” (approximate)	$[*]4
11” x 14” (approximate)	$[*]4
16” x 20” (approximate)	$[*]4
20” x 30” (approximate)	$[*]4

Magnet small 2 3/8" x 3 3/8"	$[*]
Magnet large 3 3/8" x 4 7/8"	$[*]
Mouse pad	$[*]
11 oz white picture or tiled mug	$[*]
15 oz white picture or tiled mug	$[*]
Set of 4 coasters	$[*]

Standard U.S. Mail Shipping (per Order, any quantity)	$2
Priority U.S. Mail Shipping (per Order, any quantity)	$2
Two-Day Federal Express Shipping (per Order, any quantity)	$2
Overnight Federal Express Shipping (per Order, any quantity)	$2
International Shipping via UPS Mail Innovations (per Order, any quantity)	$2

Pre-rendered silver halide marketing print (per Order)	3$[*]for 4 x 8 marketing print and $.[*] for 5 x 7 marketing print
Shutterfly-provided non-silver halide marketing print (one per Order)	$[*]
Shutterfly-provided non-silver halide marketing print (additional per Order)	$ TO BE DETERMINED

1           Except as otherwise set forth in the Agreement, price quoted includes the following:  one pre-rendered greeting card; one plain white 24# envelope; one additional plain white 24# envelope per group of 12 or 25 greeting cards; one index print/receipt per Order; all labels necessary for shipment to Online Customer; Shutterfly-branded, internal packaging per shipping matrices.
2           At Fuji cost from provider or direct bill to Shutterfly account
3           Same as net for comparable greeting card size
4           Includes all internal and external packaging as well as necessary index print/receipt.

All Amendment Pricing shall be effective as of May 1, 2010

Shutterfly and FUJIFILM mutually agree to make best efforts to add new products to Shutterfly’s current gift assortment in an effort to drive new sales to Shutterfly and FUJIFILM.
________________________
[*] Confidential treatment requested

SUPPLY AGREEMENT EXHIBIT B
CONFIDENTIAL SHUTTERFLY.COM

CHEMICAL PRICES
FUJIFILM Material #	FUJIFILM Description	Invoice Unit	Unit Makes/Contains	Shipping Configuration	Invoice Net
[*]	[*]	Bottle	100 Tablets	BT [Each]	[*]
[*]	[*]	Carton	2 x 111/125 M2	CAR [Each]	[*]
[*]	[*]	Carton	2 x 3.7 L Mix	CAR [Carton Each]	[*]
[*]	[*]	Carton	2 x 3.7 L Mix	CAR [Carton Each]	[*]

[*]	[*]	1 Gallon Bottle			[*]
[*]	[*]	55 Gallon Drum	7,040 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	212 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	220 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	220 Gallons	DR [4 Drums/Pallet]	[*]

COLOR PAPER PRICES
FUJIFILM Material #	FUJIFILM Description	Invoice Unit	Shipping Configuration		Invoice Net
[*]	[*]	ROL	2 ROL per Carton	84 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	84 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	54 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	54 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	63 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	63 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	60 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	60 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	40 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	40 ROL per Pallet	[*]
[*]	[*]	ROL	1 ROL per Carton	24 ROL per Pallet	[*]

[*]	[*]	ROL	2 ROL per Carton	40 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	40 ROL per Pallet	[*]
[*]	[*]	ROL	1 ROL per Carton	24 ROL per Pallet	[*]

All Prices are effective as of May 1, 2010

[*] Confidential Treatment Requested